                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                              CASTLE & COOKE, INC.

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if: (i) certificates ("Share
Certificates") evidencing shares of common stock, no par value (the "Shares"), of Castle & Cooke, Inc., a Hawaii corporation (the "Company"), are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to BankBoston, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                                BANKBOSTON, N.A.

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
  BY FIRST CLASS OR EXPRESS MAIL:                   BY HAND:                           BY OVERNIGHT:
          BANKBOSTON, N.A.                           STARS                            BankBoston, N.A.
Attention: Corporate Reorganization      Securities Transfers & Reports        Corporate Reorganization Dept.
               Dept.                             Services, Inc.                       150 Royal Street
           P. O. Box 8029                 Attention: BankBoston, N.A.                 Canton, MA 02021
       Boston, MA 02266-8029                   One Exchange Place
                                             55 Broadway, 3rd Floor
                                                  New York, NY

                             TO CONFIRM RECEIPT OF
                         NOTICE OF GUARANTEED DELIVERY:

                                 (800) 733-5001

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Castle & Cooke, Inc., a Hawaii corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 15, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together, as from time to time amended, constitute the "Offer"), receipt of each of which is hereby acknowledged, shares of common stock, no par value, of the Company (the "Shares") pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.


                     PRICE (IN DOLLARS) PER SHARE AT WHICH
                           SHARES ARE BEING TENDERED

           IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A
        SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED.

           CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF
             NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS
              INSTRUCTIONS), THERE IS NO PROPER TENDER OF SHARES.

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
      / /    17.75      / /   18.125      / /    18.50      / /   18.875      / /    19.25

      / /   17.875      / /    18.25      / /   18.625      / /    19.00      / /   19.375

      / /    18.00      / /   18.375      / /    18.75      / /   19.125      / /    19.50

                                    ODD LOTS

     To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on May 11, 1998, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

     The undersigned either (check one box):

  / / was the beneficial owner, as of the close of business on May 11, 1998, of an aggregate of fewer than 100 Shares, all of which are being tendered, or

  / / is a broker, dealer, commercial bank, trust company or other nominee which

     (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

     (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on May 11, 1998, of an aggregate of fewer than 100 Shares, and is tendering all of such Shares.

     If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled
 "Price (in Dollars) Per Share at Which Shares Are Being Tendered").  / /

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
PLEASE TYPE OR PRINT                           SIGN HERE:

                  (Name(s))

   (Certificate number(s) (If Available))

                                               Dated:
                (Address(es))
                                               If Shares will be delivered by book-entry
                                               transfer, give the Depositary Trust Company
      (Area Code and Telephone Number)         Account Number:


                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange, a member of the National Association of Securities
 Dealers, Inc. or a commercial bank or trust company having an office or agency in the United States which is a member of one of the Stock Transfer
 Association medallion programs (such as Securities Transfer Agents Medallion
 Program, the New Medallion Signature Program or the Stock Exchange Medallion
 Program) (each, an "Eligible Institution"), hereby (i) guarantees to deliver to the Depositary, at one of its addresses set forth above Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange, Inc. trading days, (ii) represents that the undersigned has a net long position in Shares or equivalent Securities at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) represents that such tender of Shares complies with Rule 14e-4.

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
               (Name of Firm)                             (Authorized Signature)

                  (Address)                                       (Title)

                                               Name:
             (Include Zip Code)                           (Please Type or Print)

      (Area Code and Telephone Number)         Dated:

                   NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
             SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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